SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2019

Alterola Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 S Lemon Ave #4041, Walnut CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-584-5853

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 3, 2020, AJSH & Co LLP, Chartered Accountants (the “Former Accountant”) resigned at the request of management as its independent registered public accounting firm.

The Former Accountant did not audit or review any of our financial statements.

During the period of engagement of the Former Accountant on June 24, 2019, and through the interim period ended January 3, 2020, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

During the period of engagement of the Former Accountant on June 24, 2019, and through the interim period ended January 3, 2020, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K).

On January 6, 2020, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the resignation of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On December 11, 2019, we acquired a new trading symbol from FINRA. Our new symbol is “ABTI.”

On December 11, 2019, we paid Mr. Rene Lauritsen $60,000 to contribute the IP for the company’s chewing gum business.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from AJSH & Co LLP, Chartered Accountants to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech Inc.

/s/ Peter Maddocks

Peter Maddocks

Chief Executive Officer

Date: January 8, 2020

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